Exhibit 99.1
Hällström Press Release

FOR IMMEDIATE RELEASE

THORIUM POWER APPOINTS ERIK HALLSTROM
AS CHIEF OPERATING OFFICER

McLEAN, Va., February 1, 2007 -- Thorium Power Ltd. (OTC Bulletin Board: THPW), the leading developer of low waste, non-proliferative nuclear fuel technology for existing and future reactors, today announced the appointment of Erik Hallstrom as Chief Operating Officer.

Thorium Power CEO Seth Grae stated, “We are honored and pleased to have an individual of Erik’s caliber join us at Thorium Power. Erik has a record of success and accomplishment stretching from his service in the Swedish army, subsequent assignment as a diplomat in Eastern Europe, to more than a decade of building and transforming international cutting edge high tech businesses.” Grae added, “Erik has demonstrated he can help lift fast-growing companies to new heights of achievement and successfully commercialize new technology. As Thorium Power’s unique technology of non-proliferative low waste nuclear fuel designs attracts new attention from traditional and non-traditional customers, Erik’s experience and instincts will serve us well.”

Mr. Hallstrom is a native of Sweden. He served as a lieutenant in that nation’s military, and as diplomat at the Swedish Embassy in Moscow with a focus on energy, manufacturing and environmental issues. Mr. Hallstrom then worked with the Boston Consulting Group in Europe and North America, where he managed initiatives to create new high tech businesses and advised numerous multinational companies on their strategic direction. Most recently, Mr. Hallstrom has served as Senior Vice President of WorldSpace Satellite Radio, an early provider of satellite-based radio to markets in Asia, Europe, the Middle East and Africa. He holds a Master’s degree in Engineering from the Royal Institute of Technology in Sweden, a Master’s degree in Economics and Business Administration from the Stockholm School of Economics and an MBA with distinction from INSEAD in France.

About Thorium Power Ltd:

Thorium Power Ltd. is involved in the nuclear power sector. Its focus is on technologies and services that will benefit from, and help lead to, expanded use of nuclear power generation. The company has assembled an International Advisory Board comprised of key national and international leaders in the fields of Nuclear Energy, Finance, Government Affairs, Non- proliferation and Diplomacy. Thorium Power Ltd. also has put together a Technical Advisory Board made up of top scientists and practitioners from the world’s major nuclear companies. Thorium Power Inc., a wholly-owned subsidiary of Thorium Power Ltd., is a leading developer of proliferation resistant nuclear fuel technologies. Thorium Power Inc. designs nuclear fuels, obtains patent protection on these fuels, and coordinates fuel development with commercial entities and governments. The company has been working in Russia with Russian nuclear engineers and scientists for over a decade.

DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed merger and other forward-looking terminology such as “may,” “expects,” “believes,” “anticipates,” “intends,” “expects,” “projects” or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks, as well as other risks associated with the merger, will be more fully discussed in any joint proxy statement or prospectus or other relevant document filed with the Securities and Exchange Commission in connection with the proposed merger. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.

Further information is available on Thorium Power Ltd’s website at http://www.thoriumpower.com

For more information:

Peter Charles
Thorium Power Ltd.
Ph: (703) 918-4932
Email: ir@thoriumpower.com